EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-161903, 333-156571, 333-149975, 333-58286, 333-106798, 333-110712, 333-108954, 333-123957, 333-132301, 333-141400, 333-183713, and 333-190769) and  Form S-8 (Nos. 333-43452, 333-154740, 333-62497, and 333-89284) of ParkerVision, Inc. of our report dated March 17, 2014 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Jacksonville, Florida
March 17, 2014